EXHIBIT 10.21(c)


                                   Amendments Adopted By The
                                   LIN Broadcasting Corporation
                                   Board of Directors 11/22/94


            AMENDMENT AND TRANSFER OF RETIREMENT PLAN

     RESOLVED, that the LIN Broadcasting Corporation Retirement
     Plan (the "Retirement Plan") is hereby amended as follows:

     1. Effective upon and subject to the consummation of the Distribution, the definition of "Company" set forth in
     Section 1.1 is  amended to read as follows:

          "Company: LIN Television Corporation, a Delaware corporation, or any successor to it in ownership of all or substantially all of its assets."

     2. Effective upon and subject to the consummation of the Distribution, the definition of "Hour of Service" in Section
     1.1 is amended by adding the following at the end thereof:

          "Solely for purposes of determining a Participant's Years of Vesting Service and whether a Participant is eligible for early retirement benefits under the Plan, Service with GuestInformant after June 27, 1994 shall be treated as Service with the Company. Solely for purposes of determining a Participant's Years of Vesting Service, whether a Participant has terminated from Service for purposes of Article VI and whether a Participant is eligible for early retirement benefits under the Plan, Service with LIN Broadcasting Corporation or a LIN Broadcasting Affiliate shall be treated as Service with the Company."

     3. Effective upon and subject to the consummation of the Distribution, Section 1.1 is amended by adding the following definition of "LIN Broadcasting Affiliate" immediately after the definition of "KXAS Plan":

           "LIN Broadcasting Affiliate: Any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code), which includes LIN Broadcasting Corporation; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the LIN Broadcasting Corporation; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code), which includes LIN Broadcasting Corporation; and any other entity required to be aggregated with LIN Broadcasting Corporation pursuant to Regulations under Section 414(o) of the Code."

     4. Effective upon and subject to the consummation of the Distribution, the definition of "Service" in Section 1.1 is amended by adding the following at the end thereof:

           "Solely for purposes of determining a Participant's Years of Vesting Service, whether a Participant has terminated from Service for purposes of Article VI and whether a Participant is eligible for early retirement benefits under the Plan, Service with LIN Broadcasting corporation or a LIN Broadcasting Affiliate shall be treated as Service with the Company."

     5.   Effective December __, 1994, the first sentence of
     Section 11.1 is amended by deleting the proviso, so that the first sentence reads as follows:

           "Except as hereinafter provided, the Company (for itself and the other Employers) may at any time amend the Plan, retroactively or otherwise, in any manner that it deems expedient or proper."

     6. Effective December __, 1994, Article XIV is amended by renumbering Sections 14.1 through 14.5 as Section 14.2 through 14.6, respectively, and by inserting the following new Section 14.1:

          "14.1     Effective Date

          This Article shall apply only to Changes in Control which occur prior to December __, 1994. No PAY/COLA Increase (or any other increase in an Employee's Accrued Benefit) shall be made under this Article with respect to a Change in Control that occurs on or after December __, 1994."

     RESOLVED FURTHER, that effective upon and subject to the consummation of the Distribution, LCH Communications, Inc. shall cease to be a participating employer in the Retirement Plan and employees of LCH Communications, Inc. shall cease to accrue additional benefits under such Plan on and after such date.

     RESOLVED FURTHER, that effective upon and subject to the consummation of the Distribution, sponsorship of the Retirement Plan shall be transferred to Television (subject to acceptance of such sponsorship by the Board of Directors of Television) and sponsorship of the trust for the Retirement Plan, evidenced by the Security Pacific National Bank Trust Agreement for the Retirement Plan, shall be transferred to Television (subject to acceptance of such sponsorship by the Board of Directors of Television and the approval of the Trustee of such Trust), in each case on and subject to the terms and provisions of the Employee Benefits Allocation Agreement.

     RESOLVED FURTHER, that the Retirement Benefit Plans
     Committee of this Board is hereby authorized, directed and empowered to make such other amendments to the Retirement
     Plan as it deems necessary or advisable to reflect such change of sponsorship.

     RESOLVED FURTHER, that effective upon and subject to the consummation of the Distribution, Security Pacific National Bank trust Agreement for the LIN Broadcasting Corporation Retirement Plan is amended by substituting LIN Television Corporation for LIN Broadcasting Corporation as the "Employer" therein (subject to Television's and the Trustee's approval).

     RESOLVED FURTHER, that the Administrative Committee is hereby authorized, directed and empowered to make such other amendments to the Security Pacific Bank Agreement for the LIN Broadcasting Corporation Retirement Plan as it deems necessary or advisable to reflect such change of sponsorship, or as the Trustee may require to effectuate such change, and to make such further amendments to the Retirement Plan as the Trustee may require to effectuate such change.

     RESOLVED FURTHER, that the officers of this corporation, or any one of them, are hereby authorized, directed and empowered to notify the Trustee of the trust for the Retirement Plan of such change of sponsorship and to take such actions (including, but not limited to, executing such documents), other than the adoption of amendments to such Plan and Trust, as the Trustee may require to effectuate such change.

     RESOLVED FURTHER, that the officers of this corporation, or any one of them, are hereby authorized, directed and empowered to take such other actions (including, but not limited to, executing such documents) as they, or any one of them, deem necessary or advisable to effectuate the foregoing resolutions.